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                                                                    EXHIBIT 99.1

Oneida Ltd.: Bankruptcy Court Enters Interim Trading Procedures Order in Oneida Chapter 11 Cases

Oneida, N.Y., May 3, 2006 -- Oneida Ltd. (OTCBB:ONEIE) announced today that on May 2, 2006, the United States Bankruptcy Court for the Southern District of New York entered an interim order in Oneida's chapter 11 proceedings setting forth trading procedures for certain of Oneida's equity securities. The order requires, among other things, that a notice be filed with the Bankruptcy Court and provided to Oneida of the acquisition or disposition of Oneida equity securities by any person or entity who is now or becomes an owner of at least 4.5% of such securities, and that Oneida have the opportunity to object to the proposed transfer. The purpose of the order is to preserve Oneida's net operating losses pursuant to applicable U.S. tax laws and is customary in chapter 11 cases. The Bankruptcy Court authorized the publication of the following notice in connection with the entry of the interim order:

         NOTICE OF (A) NOTIFICATION PROCEDURES APPLICABLE TO SUBSTANTIAL
          HOLDERS OF EQUITY SECURITIES AND (B) NOTIFICATION AND HEARING
                   PROCEDURES FOR TRADING IN EQUITY SECURITIES

TO ALL PERSONS OR ENTITIES WITH EQUITY INTERESTS IN THE DEBTORS:(1)

PLEASE TAKE NOTICE that on March 19, 2006, Oneida Ltd. ("Oneida") and certain of its direct and indirect subsidiaries, (collectively, the "Debtors"), commenced cases under chapter 11 of title 11 of the United States Code (as amended, the "Bankruptcy Code"). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of the Debtors' estates or of property from the Debtors' estates or to exercise control over property of the Debtors' estates.

PLEASE TAKE FURTHER NOTICE that on May 2, 2006, the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), entered an interim order (the "Interim Order") granting the Motion of Debtors for Interim and Final Orders Pursuant to 11 U.S.C. Sections 105(a), 362 and 541 (I) Establishing Notification and Hearing Procedures for Trading In Equity Securities and (II) Setting an Expedited Interim Hearing and Shortening Notice, dated April 28, 2006 (Docket No. 190) (the "Motion"), and approving the procedures set forth below in order to preserve the Debtors' net operating losses ("NOLs") pursuant to sections 105, 362 and 541 of the Bankruptcy Code. Any purchase, sale or other transfer of equity securities in the Debtors in violation of the procedures set forth below shall be null and void ab initio as an act in violation of the automatic stay under section 362 of the Bankruptcy Code and shall confer no rights on the transferee. PLEASE TAKE FURTHER NOTICE that, pursuant to the Interim Order, the following procedures shall apply to holding and trading in Equity Securities of Oneida:

      Notice of Substantial Equityholder Status. Any person or entity who currently is or becomes a Substantial Equityholder (as defined in paragraph (f) below) shall file with the Bankruptcy Court (at the

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(1)   In addition to Oneida Ltd., the following entities are debtors in these related cases: Sakura, Inc.; Buffalo China, Inc.; Delco International, Ltd.; Kenwood Silver Company, Inc.; Oneida Food Service, Inc.; Oneida International Inc.; Oneida Silversmiths Inc.; and THC Systems, Inc.



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            holder's election, in a redacted form that does not include such holder's taxpayer identification number and the number of equity securities of Oneida that such holder beneficially owns), and serve upon the Debtors and counsel for the Debtors, a notice of such status, unredacted, in the form attached as Exhibit 1A to the Interim Order within fifteen calendar days of the later of (i) the entry of the Interim Order and (ii) the date on which such person or entity becomes a Substantial Equityholder. Except to the extent necessary to respond to a Proposed Equity Acquisition Transaction (as defined below), or to the extent that the information contained therein is already public, the Debtors shall keep all such notices strictly confidential and shall not disclose the contents thereof to any person or entity; provided, however, that the Debtors may disclose the contents thereof to their counsel and professional financial advisers and/or the counsel and professional financial advisers to the Official Committee of Unsecured Creditors (the "Creditors' Committee"), who shall themselves keep all such notices strictly confidential and shall not disclose the contents thereof to any other person or entity, including a member of the Creditors' Committee, subject to further order of the Bankruptcy Court.

      Acquisition of Equity Securities. At least fifteen calendar days prior to the proposed date of any transfer of equity securities (including options to acquire stock, as defined below) that would result in an increase in the amount of equity securities of Oneida beneficially owned by a Substantial Equityholder or that would result in a person or entity becoming a Substantial Equityholder (a "Proposed Equity Acquisition Transaction"), such person, entity or Substantial Equityholder (a "Proposed Equity Transferee") shall file with the Bankruptcy Court (at the holder's election, in a redacted form that does not include such holder's taxpayer identification number and the number of equity securities of Oneida that such holder beneficially owns and proposes to purchase or otherwise acquire), and serve on the Debtors and counsel for the Debtors, a Notice of Intent to Purchase, Acquire or Otherwise Accumulate an Equity Interest (an "Equity Acquisition Notice"), unredacted, in the form attached as Exhibit 1B to the Interim Order, specifically and in detail describing the intended transaction acquiring the Debtors' equity securities.

      Disposition of Equity Securities. At least fifteen calendar days prior to effectuating any transfer of equity securities (including options to acquire stock, as defined below) that would result in a decrease in the



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            amount of equity securities of Oneida beneficially owned by a
            Substantial Equityholder or that would result in a person or entity ceasing to be a Substantial Equityholder (a "Proposed Equity Disposition Transaction"), such person, entity or Substantial Equityholder (a "Proposed Equity Transferor") shall file with the Bankruptcy Court (at the holder's election, in a redacted form that does not include such holder's taxpayer identification number and the number of equity securities of Oneida that such holder beneficially owns and proposes to sell or otherwise transfer), and serve on the Debtors and counsel for the Debtors, a Notice of Intent to Sell, Trade or Otherwise Transfer an Equity Interest (an "Equity Disposition Notice"), unredacted, in the form attached as Exhibit 1C to the Interim Order, specifically and in detail describing the intended transaction disposing of the Debtors' equity securities.

      Objection Procedures. The Debtors shall have fifteen calendar days after the filing of an Equity Acquisition Notice or an Equity Disposition Notice, as the case may be (the "Objection Deadline"), to file with the Bankruptcy Court and serve on a Proposed Equity Transferor or a Proposed Equity Transferee, as the case may be, an objection to any proposed transfer of equity securities of Oneida described in any Equity Acquisition Notice or Equity Disposition Notice on the ground that such transfer may adversely affect the Debtors' ability to utilize their NOLs (an "Objection") as a result of an ownership change under Section 382 of the Internal Revenue Code of 1986 (as amended, the "IRC").

            If the Debtors file an Objection by the Objection Deadline, the
                  Proposed Equity Acquisition Transaction or the Proposed Equity Disposition Transaction will not be effective unless approved by a final and nonappealable order of the Bankruptcy Court. The Debtors shall bear the burden of establishing the adverse effect of the proposed transfer of equity securities of Oneida on the Debtors' ability to utilize their NOLs.

            If the Debtors do not file an Objection by the Objection Deadline, or if the Debtors provide written authorization to the Proposed Equity Transferee or Proposed Equity Transferor approving the Proposed Equity Acquisition Transaction or the Proposed Equity Disposition Transaction, as the case may be, prior to the Objection Deadline, then such Proposed Equity Acquisition Transaction or the Proposed Equity Disposition Transaction, as the case may be, may proceed solely as specifically described in the Equity Acquisition Notice or the Equity Disposition Notice. Further transactions within the scope of this



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                  paragraph must be the subject of additional notices as set forth herein, with an additional fifteen-day waiting period.

            Unauthorized Transactions in Equity Securities. Effective as of the
                  date of the Interim Order and until further order of the Bankruptcy Court to the contrary, any purchase, sale or other transfer of equity securities of Oneida in violation of the procedures set forth herein shall be null and void ab initio as an act in violation of the automatic stay pursuant to sections 362 and 105(a) of the Bankruptcy Code.

            Definitions. For purposes of the Interim Order:

                  Substantial Equityholder. A "Substantial Equityholder" is any
                        person or entity that beneficially owns at least 2,150,157 shares (representing approximately 4.5% of all issued and outstanding shares) of the stock (as such term is used for purposes of the Section 382 ownership change test) of Oneida.

                  Equity Securities. "Equity securities" of Oneida means the common stock of Oneida and the 6% cumulative preferred stock of Oneida (it being understood that such preferred stock shall be included in the determination of Substantial Equityholder status on an as-converted basis).

                  Beneficial Ownership. "Beneficial ownership" of equity
                        securities shall be determined in accordance with applicable rules under Section 382, the Treasury Regulations promulgated thereunder and rulings issued by the Internal Revenue Service and, to the extent provided in those rules from time to time, shall include (i) direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries), (ii) ownership by a holder's family members and any group of persons acting pursuant to a formal or informal understanding to make a coordinated acquisition of stock and (iii) ownership of shares which a holder has an option to acquire.

                  Option. An "option" to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, in each case, determined under the rules set forth in Treasury Regulation section 1.382-4.

PLEASE TAKE FURTHER NOTICE that, upon the request of any person, counsel to the Debtors, Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 (Att'n: Abigail Deering), will provide a copy of the Interim Order and a form of each of the required notices described above.

PLEASE TAKE FURTHER NOTICE that a hearing to consider approval of the Motion on a final basis will be held at 10:00 a.m. prevailing Eastern time on May 12, 2006 before the Honorable Allan



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L. Gropper, United States Bankruptcy Judge, in the Bankruptcy Court, Courtroom
617, One Bowling Green, New York, New York 10004-1408.

PLEASE TAKE FURTHER NOTICE that objections, if any, to approval of the Motion on a final basis must (i) be in writing, (ii) conform to the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the Southern District of New York, (iii) be filed with the Bankruptcy Court in accordance with General Order M-242, as amended (registered users of the Bankruptcy Court's case filing system must file electronically and all other parties-in-interest must file on a
3.5 inch disk, preferably in Portable Document Format (PDF), WordPerfect or any other Windows-based word processing format), (iv) be submitted in hard-copy form directly to the chambers of the Honorable Allan L. Gropper, United States Bankruptcy Judge and (v) be served upon (a) the Debtors at Oneida Ltd., 163-181 Kenwood Avenue, Oneida, New York 13421 (Att'n: General Counsel), (b) counsel to the Debtors, Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 (Att'n: Douglas P. Bartner, Esq. and Michael H. Torkin, Esq.), (c) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, Suite 2100, New York, New York 10044 (Att'n: Richard C. Morrissey, Esq.), (d) proposed counsel to the Official Committee of Unsecured Creditors, Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169 (Att'n: Scott L. Hazan, Esq. and Lorenzo Marinuzzi, Esq.) (e) counsel to the agent under the Debtors' prepetition credit facility and proposed postpetition credit facility, Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (Att'n: Richard S. Toder, Esq. and Leonard Klingbaum, Esq.), and (f) any other party that has filed a Notice of Appearance in these cases, in each case so as to be received no later than 12:00 p.m. prevailing Eastern time on May 10, 2006.

FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN THIS NOTICE WILL CONSTITUTE A VIOLATION OF THE AUTOMATIC STAY PRESCRIBED BY SECTION 362 OF THE BANKRUPTCY CODE.

ANY PROHIBITED PURCHASE, SALE, TRADE OR OTHER TRANSFER OF EQUITY SECURITIES IN THE DEBTORS IN VIOLATION OF THE INTERIM ORDER WILL BE NULL AND VOID AB INITIO AND WILL CONFER NO RIGHTS ON THE TRANSFEREE AND MAY BE PUNISHED BY CONTEMPT OR OTHER SANCTIONS IMPOSED BY THE BANKRUPTCY COURT.

PLEASE TAKE FURTHER NOTICE that the requirements set forth in this Notice are in addition to applicable securities, corporate and other laws, and do not excuse compliance therewith.



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Dated: New York, New York
        May 2, 2006

                                            By: /s/ Douglas P. Bartner
                                                --------------------------------
                                                Douglas P. Bartner (DB-2301)
                                                Michael H. Torkin (MT-5511)
                                                Bryan R. Kaplan (BK-2627)

                                                SHEARMAN & STERLING LLP
                                                599 Lexington Avenue
                                                New York, New York  10022
                                                Telephone: (212) 848-4000
                                                Facsimile: (212) 848-7179

                                                Attorneys for the Debtors and
                                                Debtors in Possession